UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 20, 2011 (January 19, 2011)

Rexahn Pharmaceuticals, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-34079	11-3516358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15245 Shady Grove Road, Suite 455	20850
Rockville, MD	(Zip Code)
(Address of Principal Executive Offices)

(240) 268-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 19, 2011, Rexahn Pharmaceuticals, Inc. (“Rexahn”) and Teva Pharmaceutical Industries Limited, a limited liability company organized under the laws of Israel (“Teva”) entered into a second amendment (the “Second Amendment”) to the Securities Purchase Agreement, dated June 26, 2009, as amended (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, Teva has the option to make an additional investment in Rexahn common stock for the purpose of supporting the research and development program for the pre-clinical stage, anti-cancer compound RX-3117.  The Second Amendment amends the Purchase Agreement to change the aggregate purchase price to be paid by Teva for a second investment in Rexahn common stock, which aggregate amount shall equal the sum of (i) the estimated amount that is required to complete the pre-clinical research and development program for RX-3117 plus (ii) $450,000 for expenses. In addition, the Second Amendment provided for a possible third investment in Rexahn common stock by Teva in the amount of $750,000, which investment may be made by Teva, in its sole discretion, upon the satisfactory completion by Rexahn of an exploratory early-stage clinical study of the compound RX-3117 (the “Phase 0 study”), which study shall be in the location and have protocols that are approved by Teva.

Contemporaneous with the execution and delivery of the Second Amendment, Teva and Rexahn entered into a first amendment (“First Amendment”) to the Research and Exclusive License Option Agreement, dated June 26, 2009 (the “RELO Agreement”), which granted Teva the option to obtain an exclusive, world-wide license from Rexahn for the research, development, distribution and commercialization of RX-3117.  Pursuant to the RELO Agreement, Teva has the right, but not the obligation, to exercise its option on RX-3117 at any time until the date that is 45 days after issuance of the investigational new drug (the “IND”) application for clinical trials. The First Amendment clarifies that the Phase 0 study to be conducted for RX-3117 shall not be considered an IND or trigger any milestone payments under the terms of the RELO Agreement.

A copy of to the Second Amendment is filed as Exhibit 10.1 to this current report on Form 8-K, the contents of which are incorporated herein by reference.

A copy of the First Amendment is filed as Exhibit 10.2 to this current report, the contents of which are incorporated herein by reference.

Item 8.01.  Other Events.

On January 20, 2011, Rexahn issued a press release announcing that Teva purchased 2,334,515 shares of Rexahn common stock in a private offering for $3.95 million, or $1.682 per share on January 19, 2011.  This investment by Teva was made pursuant to the terms of the Purchase Agreement, as amended by the Second Amendment, whereby Teva had the option to make an additional investment in Rexahn common stock for the purpose of supporting the research and development program for the pre-clinical stage, anti-cancer compound RX-3117.  The per share price of the Rexahn common stock purchased by Teva was determined pursuant to the terms of the Purchase Agreement, as amended by the Second Amendment, which provided for a per share price of 120% above the closing price on January 5, 2011.  Rexahn believes that the proceeds of this investment will be sufficient to develop this compound and conduct the Phase 0 study.

The shares of Rexahn common stock that were purchased by Teva pursuant the Purchase Agreement, as amended by the Second Amendment, were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof, as a transaction to an accredited investor not involving a public offering. Pursuant to the Purchase Agreement, Rexahn granted Teva certain piggyback registration rights with respect to the shares of Rexahn common stock it purchases pursuant to the Purchase Agreement, which Teva may exercise in the future.

Rexahn’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to the Securities Purchase Agreement, dated January 19, 2011, by and between Rexahn Pharmaceuticals, Inc. and Teva Pharmaceutical Industries Limited.

10.2	Amendment No. 1 to the Research and Exclusive License Option Agreement, dated January 19, 2011, by and between Rexahn Pharmaceuticals, Inc. and Teva Pharmaceutical Industries Limited.

99.1	Press release dated January 20, 2011.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexahn Pharmaceuticals, Inc.

Date: January 20, 2011	By:	/s/ Tae Heum Jeong
	Name:	Tae Heum Jeong
	Title:	Chief Financial Officer